Exhibit 99.1


                       [GRAPHIC OMITTED][GRAPHIC OMITTED]


CONTACTS:  Richard M. Ubinger                                June Filingeri
           Vice President of Finance,                        President
           Chief Financial Officer and Treasurer             Comm-Partners LLC
           (412) 257-7606                                    (203) 972-0186

FOR IMMEDIATE RELEASE
---------------------

       UNIVERSAL STAINLESS REPORTS 2007 FOURTH QUARTER, FULL YEAR RESULTS
         - Fourth Quarter Diluted EPS is $0.65 on Sales of $50 Million -
  - Full Year Sales of $230 Million and EPS of $3.32 Set New Company Records -
           - Cash Flow from Operations Reaches Record $33.6 Million -

     BRIDGEVILLE, PA, January 22, 2008 - Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) reported today that sales for the fourth quarter of 2007 were $49.6 million compared with $55.8 million in the fourth quarter of 2006. Net income for the 2007 fourth quarter was $4.4 million, or $0.65 per diluted share, compared with $6.3 million, or $0.94 per diluted share, in the fourth quarter of 2006. For the full year 2007, sales rose to a record $229.9 million and net income increased to a record $22.5 million, or $3.32 per diluted share, compared to sales of $203.9 million and net income of $20.6 million, or $3.11 per diluted share in 2006.

     The Company had forecasted sales in the range of $45 to $50 million and diluted EPS in the range of $0.60 to $0.65 for the fourth quarter of 2007.

     Results for the fourth quarter of 2007 included $586,000 of other income, equivalent to $0.06 per diluted share, from the receipt of import duties, compared with $465,000, equivalent to $0.05 per diluted share, in the 2006 fourth quarter.

     Nickel costs continued to decline in the fourth quarter of 2007. The impact from the change in nickel costs on the Company's Dunkirk segment reduced gross margins by an estimated $53,000 (FIFO charge) compared with an increase (FIFO benefit) of $1.1 million, equivalent to $0.11 per diluted share, in the fourth quarter of 2006. The swing in the FIFO effect combined with lower total shipment volume reduced company-wide gross margin dollars in the fourth quarter of 2007 compared with the same period of 2006.

     The Company's tax rate for 2007 was 32.7% compared to 35.2% in 2006 due to adjustments to state income tax provisions. The impact of this rate change in comparison to the 2006 fourth quarter and full year was equivalent to $0.05 and $0.12 per diluted share, respectively. Net income for the 2006 fourth quarter has been adjusted for the retrospective application of an accounting pronouncement as detailed in the financial tables.

USAP REPORTS RESULTS FOR 2007 FOURTH QUARTER                        - Page 2 -

     For the full-year 2007, cash flow from operations reached a record $33.6 million and free cash flow (cash from operations minus capital expenditures) rose to $24.8 million, equivalent to $3.67 per diluted share. This was due to lower levels of receivables and inventories. The strong cash flow enabled the Company to retire the $7.5 million outstanding balance on its PNC term loan.

     President and CEO Dennis Oates commented: "Our fourth quarter sales reached the high end of our forecast which recognized volatile raw material costs and economic uncertainty as well as normal conservative year-end order patterns. While we expected nickel to be the most volatile of our costs, the magnitude of its decline in December impacted our profitability for the quarter. Nickel prices have moved higher since then and we expect their volatility to continue.

     "While there is caution in our marketplace due to ongoing concern about the U.S. economy, the end markets we serve are global in scope and have solid backlogs going out for several years. Although our direct customers will continue to make periodic inventory adjustments, we expect to see improving trends through the balance of the year. We also expect our cash flow to remain strong."

     Mr. Oates added: "We have entered 2008 with a high level of optimism about our prospects. To generate further growth, we are focused on quickly developing new business opportunities. Additionally, we are accelerating efforts to eliminate waste in our operations and enhance customer satisfaction."

Segment Review
--------------

     In the fourth quarter of 2007, the Universal Stainless & Alloy Products segment had sales of $43.4 million and operating income of $3.2 million, yielding an operating margin of 7%. That compares with sales of $47.1 million and operating income of $4.6 million, or 10% of sales, in the fourth quarter of 2006. In the third quarter of 2007, sales were $55.9 million and operating income was $4.3 million, or 8% of sales, and included a charge of $772,000 to the LCM (Lower of Cost or Market) reserve attributable to the segment.

     Segment sales declined 8% compared with the fourth quarter of 2006 despite a 50% increase in sales of tool steel plate to service centers and a 12% increase in reroll product sales to the Dunkirk operation and other customers. These sales increases did not fully offset a 43% decrease in sales to forgers and a 22% decrease in sales of bar products to service centers, which continued to restrain orders due in part to volatile nickel pricing and excess inventories. Operating margins were lower due to a 15% decrease in shipment volume as well as product mix.

USAP REPORTS RESULTS FOR 2007 FOURTH QUARTER                       - Page 3 -

     The Dunkirk Specialty Steel segment reported sales of $18.7 million and operating income of $2.2 million for the fourth quarter of 2007, resulting in an operating margin of 12%, which included the FIFO charge of $53,000. That compares with sales of $20.3 million and operating income of $3.9 million, or 19% of sales, in the fourth quarter of 2006, which included the estimated FIFO benefit of $1.1 million. In the third quarter of 2007, sales were $21.3 million and operating income was $3.0 million or 14% of sales and included a charge of $635,000 to the LCM reserve attributable to the segment, offset by an estimated $1.5 million FIFO benefit due to the timing of surcharges and the changing price of nickel.

     The 8% decline in Dunkirk's sales over the 2006 fourth quarter reflected a 46% decrease in sales of rod and wire products, which was partially offset by a 9% increase in sales of bar products to OEMs and service centers. The decline in the operating margin over the fourth quarter of 2006 mainly reflected a 15% decrease in shipment volume and the swing in the FIFO effect resulting from the impact of nickel price changes in the applicable periods.

Business Outlook
----------------

The following statements are based on the Company's current expectations. These statements are forward-looking, and actual results may differ materially.

     The Company estimates that first quarter 2008 sales will range from $50 to $55 million and that diluted EPS will range from $0.60 to $0.65. This compares with sales of $56.2 million and diluted EPS of $1.00, in the first quarter of 2007, which included a FIFO benefit estimated at approximately $1.2 million, equivalent to $0.12 per diluted share.

     The following factors were considered in developing these estimates:

o The Company's total backlog at December 31, 2007 was approximately $85 million compared to $88 million at September 30, 2007. The Company experienced improvement in order entry for its electro-slag remelt products for the power generation market and for its tool steel products, which are used in heavy equipment manufacturing.

o Sales from the Dunkirk Specialty Steel segment are expected to approximate $19 million in the first quarter of 2008, with volume growth limited by high temperature annealing capacity constraints. The Company expects its new high temperature annealing equipment to be operational in the 2008 second quarter.

o The first quarter 2008 earnings forecast assumes that there will be no FIFO benefit at the Dunkirk operation. It also assumes lower interest expense due to the pay down of the PNC term loan. The estimated tax rate for 2008 is 34%.

USAP REPORTS RESULTS FOR 2007 FOURTH QUARTER                        - Page 4 -

Webcast
-------

     A simultaneous Webcast of the Company's conference call discussing the fourth quarter of 2007 and the first quarter outlook, scheduled at 10:00 a.m. (Eastern) today, will be available on the Company's website at www.univstainless.com, and thereafter archived on the website. A telephone replay of the conference call will be available beginning at 12:00 noon
(Eastern) today and continuing through January 29th. It can be accessed by dialing 706-645-9291, passcode 30027258. This is a toll call.

About Universal Stainless & Alloy Products, Inc.
------------------------------------------------

     Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to rerollers, forgers, service centers, original equipment manufacturers and wire redrawers. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor
---------------------------------------

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with the receipt, pricing and timing of future customer orders, risks associated with significant fluctuations that may occur in raw material and energy prices, risks associated with the manufacturing process, labor and production yields, risks related to property, plant and equipment, and risks related to the ultimate outcome of the Company's current and future litigation and regulatory matters. Certain of these risks and other risks are described in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.


                           - FINANCIAL TABLES FOLLOW -



                            UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                                       FINANCIAL HIGHLIGHTS
                       (Dollars in thousands, except per share information)
                                            (Unaudited)

                               CONSOLIDATED STATEMENT OF OPERATIONS

                                                    For the Quarter Ended                For the Year Ended
                                                         December 31,                        December 31,
                                                     2007           2006                2007              2006
                                                     ----           ----                ----              ----
     Net Sales

Stainless steel                               $     34,020    $    41,474         $    164,228       $   151,633
Tool steel                                           7,297          4,744               28,119            23,389
High-strength low alloy steel                        6,080          6,145               25,892            16,467
High-temperature alloy steel                         1,580          2,792                9,317             9,837
Conversion services                                    584            443                2,011             2,137
Other                                                   72            209                  369               410
                                                   --------       --------           ----------        ----------
    Total net sales                                 49,633         55,807              229,936           203,873
Cost of products sold                               41,154         44,001              184,491           160,722
Selling and administrative expenses                  3,087          2,619               12,038            10,792
                                                   --------       --------           ----------        ----------
    Operating income                                 5,392          9,187               33,407            32,359
Interest expense                                      (128)          (296)                (731)           (1,106)
Other income                                           740            516                  776               522
                                                   --------       --------           ----------        ----------
    Income before taxes                              6,004          9,407               33,452            31,775
Income tax provision                                 1,616          3,133               10,948            11,185
                                                   --------       --------           ----------        ----------
    Net income                                $      4,388    $     6,274         $     22,504      $     20,590
                                                   ========       ========           ==========        ==========

Earnings per share - Basic                    $       0.66    $      0.96         $       3.39      $       3.19
                                                   ========       ========           ==========        ==========
Earnings per share - Diluted                  $       0.65    $      0.94         $       3.32      $       3.11
                                                   ========       ========           ==========        ==========

Weighted average shares of
Common Stock outstanding
    Basic                                        6,656,783      6,516,880            6,644,374         6,451,037
    Diluted                                      6,780,808      6,658,566            6,774,924         6,612,530

Note: 2006 results have been adjusted to reflect the retrospective application of the January 1, 2007 change in accounting for major maintenance expenses from the accrue-in-advance method to the deferral method in accordance with the FASB
Staff Position entitled "Accounting for Planned Major Maintenance Activities," issued in September 2006. The effect of the change in accounting is summarized below:

                                                    For the Quarter Ended                For the Year Ended
                                                      December 31, 2006                   December 31, 2006
                                                 As Reported    As Adjusted        As Reported       As Adjusted
Operating income:
    Universal Stainless & Alloy
       Products Segment                       $      4,850    $     4,645         $     19,690      $     19,674
    Dunkirk Specialty Steel Segment                  3,961          3,923               11,496            11,472
    Intersegment elimination                           619            619                1,213             1,213
                                                    -------       --------           ----------        ----------
                                              $      9,430    $     9,187         $     32,399      $     32,359
                                                    =======       ========           ==========        ==========

Net income                                    $      6,428    $     6,274         $     20,614      $     20,590
                                                    =======       ========           ==========        ==========

Diluted earnings per share                    $       0.97    $      0.94         $       3.12      $       3.11
                                                    =======       ========           ==========        ==========





                                             BUSINESS SEGMENT RESULTS

Universal Stainless & Alloy Products Segment

                                                   For the Quarter Ended               For the Year Ended
                                                         December 31,                     December 31,
                                                     2007           2006            2007              2006
                                                     ----           ----            ----              ----
     Net Sales

Stainless steel                               $    21,524     $   28,019      $   108,535       $   102,372
Tool steel                                          6,620          4,281           25,638            21,747
High-strength low alloy steel                       2,382          3,141           12,764             8,177
High-temperature alloy steel                          714          1,097            4,067             3,787
Conversion services                                   448            287            1,405             1,530
Other                                                  66            174              295               325
                                                   -------       --------       ----------        ----------
                                                   31,754         36,999          152,704           137,938
Intersegment                                       11,614         10,143           49,858            41,232
                                                   -------       --------       ----------        ----------

    Total net sales                                43,368         47,142          202,562           179,170
Material cost of sales                             23,386         23,489          106,456            85,298
Operation cost of sales                            14,730         17,295           67,286            66,806
Selling and administrative expenses                 2,034          1,713            8,345             7,392
                                                   -------       --------       ----------        ----------

    Operating income                          $     3,218     $    4,645      $    20,475       $    19,674
                                                   =======       ========       ==========        ==========

Dunkirk Specialty Steel Segment
                                                   For the Quarter Ended               For the Year Ended
                                                         December 31,                     December 31,
                                                     2007           2006            2007              2006
                                                     ----           ----            ----              ----
     Net Sales
Stainless steel                               $    12,496     $   13,455      $    55,693      $     49,261
Tool steel                                            677            463            2,481             1,642
High-strength low alloy steel                       3,698          3,004           13,128             8,290
High-temperature alloy steel                          866          1,695            5,250             6,050
Conversion services                                   136            156              606               607
Other                                                   6             35               74                85
                                                   -------       --------       ----------        ----------
                                                   17,879         18,808           77,232            65,935
Intersegment                                          817          1,446            4,493             4,320
                                                   -------       --------       ----------        ----------

    Total net sales                                18,696         20,254           81,725            70,255
Material cost of sales                             11,531         10,949           47,905            38,705
Operation cost of sales                             3,953          4,476           17,404            16,678
Selling and administrative expenses                 1,053            906            3,693             3,400
                                                   -------       --------       ----------        ----------

    Operating income                          $     2,159     $    3,923      $    12,723      $     11,472
                                                   =======       ========       ==========        ==========





                                             MARKET SEGMENT INFORMATION

                                                For the Quarter Ended           For the Year Ended
                                                     December 31,                   December 31,
                                                 2007           2006           2007              2006
                                                 ----           ----           ----              ----
     Net Sales

Service centers                              $   26,582     $   25,760     $   119,736       $   101,510
Forgers                                           7,541         13,504          47,711            38,539
Rerollers                                         8,957          8,193          35,006            33,273
Original equipment manufacturers                  4,418          4,392          18,287            18,368
Wire redrawers                                    1,506          3,330           6,843             9,660
Conversion services                                 584            443           2,011             2,137
Other                                                45            185             342               386
                                                -------        --------      ----------        ----------
    Total net sales                          $   49,633     $   55,807     $   229,936       $   203,873
                                                =======        ========      ==========        ==========

Tons shipped                                      9,788         12,064          43,644            50,485
                                                =======        ========      ==========        ==========


                                             CONSOLIDATED BALANCE SHEET


                                                           December 31,     December 31,
                                                                2007             2006
                                                                ----             ----
     Assets

Cash                                                        $   10,648      $    2,909
Accounts receivable, net                                        27,501          33,308
Inventory                                                       65,572          66,019
Deferred taxes                                                   2,574           1,544
Other current assets                                             2,853           1,606
                                                             -----------     -----------

    Total current assets                                       109,148         105,386
Property, plant & equipment, net                                54,271          49,251
Other assets                                                       767             584
                                                             -----------     -----------

    Total assets                                            $   164,186     $  155,221
                                                             ===========     ===========

     Liabilities and Stockholders' Equity

Trade accounts payable                                      $    13,983     $   13,123
Outstanding checks in excess of bank balance                      2,064          3,427
Accrued employment costs                                          5,307          4,121
Current portion of long-term debt                                   383          2,364
Other current liabilities                                         1,490          1,902
                                                             -----------     -----------

    Total current liabilities                                    23,227         24,937
Bank revolver                                                         -          8,392
Long-term debt                                                    1,453          8,836
Deferred taxes                                                    9,904          8,402
                                                             -----------     -----------

    Total liabilities                                            34,584         50,567
Stockholders' equity                                            129,602        104,654
                                                             -----------     -----------

    Total liabilities and stockholders' equity              $   164,186     $  155,221
                                                             ===========     ===========



                                    CONSOLIDATED STATEMENT OF CASH FLOW DATA
                                         For the Year Ended December 31,

                                                                        2007                2006
                                                                        ----                ----
Cash flows provided by operating activities:
  Net income                                                    $      22,504        $     20,590
  Adjustments to reconcile to net cash
    provided by operating activities:
      Depreciation and amortization                                     3,731               3,337
      Loss on retirement of fixed assets                                   40                 911
      Deferred tax increase (decrease)                                    252              (1,852)
      Stock based compensation expense                                    427                 273
      Tax benefit from share-based payment
        arrangements                                                     (958)             (1,073)
  Changes in assets and liabilities:
      Accounts receivable, net                                          5,807              (5,345)
      Inventory                                                           447             (14,621)
      Trade accounts payable                                              860                 544
      Accrued employment costs                                          1,186               1,163
      Other, net                                                          (67)              2,374
                                                                   ------------        ------------
Cash flow provided by operating activities                             33,623               6,301
                                                                   ------------        ------------
Cash flow used in investing activities:
  Capital expenditures                                                 (8,782)             (7,716)
                                                                   ------------        ------------
Cash flow used in investing activities                                 (8,782)             (7,716)
                                                                   ------------        ------------
Cash flows used in financing activities:
  Revolving credit net repayments                                      (8,392)              2,275
  Long-term debt repayments                                            (9,364)             (1,555)
  Net change in outstanding checks in excess
    of bank balance                                                    (1,363)                326
  Proceeds from issuance of common stock                                1,059               1,585
  Tax benefit from share-based payment
arrangements                                                              958               1,073
                                                                   ------------        ------------
Cash flow (used in) provided by financing activities                  (17,102)              3,704
                                                                   ------------        ------------

    Net cash flow                                               $       7,739        $      2,289
                                                                   ============        ============
